Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Julie Oakes/ Kate Thompson 212-355-4449
Compass Diversified Reports Fourth Quarter and Full Year 2020 Financial Results

Branded Consumer Performance Drives Strong Fourth Quarter Operating Results, Increasing Revenue from Prior Year and Beating Management’s Expectations

Permanent Capital Advantage Positioned CODI to Acquire Two Platform Businesses and Complete Strategic Add-Ons in 2020

Full-Year Results Demonstrate Benefits of Diversified Model in Navigating Volatility
Westport, Conn., February 24, 2021 - Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and twelve months ended December 31, 2020.
Fourth Quarter and Full Year 2020 Highlights
•Reported net sales of $474.8 million for the fourth quarter 2020 and $1.561 billion for the full year 2020;
•Reported net income of $8.8 million for the fourth quarter 2020 and $27.2 million for the full year 2020;
•Reported non-GAAP Adjusted EBITDA of $79.8 million for the fourth quarter 2020 and $249.2 million for the full year 2020;
•Reported Cash Provided by Operating Activities of $35.8 million for the fourth quarter 2020 and $148.6 million for the full year 2020, and non-GAAP Cash Flow Available for Distribution and Reinvestment ("CAD") of $36.0 million for the fourth quarter 2020 and $110.6 million for the full year 2020;
•Paid a fourth quarter 2020 cash distribution of $0.36 per share on CODI's common shares in January 2021; and
•Paid quarterly cash distributions of $0.453125 per share on the Company's 7.250% Series A Preferred Shares, $0.4921875 per share on the Company's 7.875% Series B Preferred Shares, and $0.4921875 per share on the Company's 7.875% Series C Preferred Shares payable on January 30, 2021.
“I am incredibly proud of our strong fourth quarter and full year results, which underscore how CODI’s differentiated model has continued to perform across economic cycles,” said Elias Sabo, CEO of Compass Diversified. “We drove impressive organic growth year-over-year and our permanent capital strategy enabled us to take advantage of multiple exciting opportunities in the market. At a time when uncertainty and unprecedented volatility paralyzed many market participants, we acquired Marucci and BOA, two highly aspirational and rapidly growing consumer businesses, and we have already begun to see the impact of these strong brands.”
Mr. Sabo continued, “Our performance in 2020 is also a testament to the strategic diversification across our portfolio and the high quality of our subsidiary companies. We look forward to continuing to partner with our leading niche brands to enhance value for shareholders in the year to come.”
Operating Results
Net sales for the quarter ended December 31, 2020 were $474.8 million, as compared to $387.0 million for the quarter ended December 31, 2019. Net sales were $1.561 billion for the year ended December 31, 2020, as compared to $1.450 billion for the year ended December 31, 2019.
Net income for the quarter ended December 31, 2020 was $8.8 million, as compared to $5.4 million for the quarter ended December 31, 2019. For the year ended December 31, 2020, CODI reported net income of $27.2 million compared to net income of $307.1 million, which included $331.0 million in gains from sales of Clean Earth and Manitoba Harvest, for the year ended December 31, 2019.
Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) for the quarter ended December 31, 2020 was $79.8 million, as compared to $61.7 million for the quarter ended December 31, 2019. Adjusted EBITDA for the year ended December 31, 2020 was $249.2 million, as compared to $226.1 million for the year ended December 31, 2019. The year-over-year increase in Adjusted EBITDA for the fourth quarter and full year 2020 was primarily a result of our 2020 acquisitions of BOA and Marucci, as well as strong performance in the branded consumer companies.
Liquidity and Capital Resources
For the quarter ended December 31, 2020, CODI reported Cash Provided by Operating Activities of $35.8 million, as compared to Cash Provided by Operating Activities of $53.0 million for the quarter ended December 31, 2019.
CODI reported CAD (see "Note Regarding Use of Non-GAAP Financial Measures" below) of $36.0 million for the quarter ended December 31, 2020, as compared to $30.0 million for the prior year's comparable quarter. CODI's CAD is calculated after taking into account all interest expenses, cash taxes paid, preferred distributions and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI's subsidiaries, which have totaled over $1.0 billion since going public in 2006.
CODI's weighted average number of shares outstanding for the quarter ended December 31, 2020 was 64.9 million, and for the quarter ended December 31, 2019 was 59.9 million.
As of December 31, 2020, CODI had approximately $70.7 million in cash and cash equivalents, $307 million outstanding on its revolver and $600 million outstanding in 8.00% Senior Notes due 2026.
The Company has no significant debt maturities until 2026 and had net borrowing availability of $292 million at December 31, 2020 under its revolving credit facility.
Fourth Quarter 2020 Distributions
On January 4, 2021, CODI's Board of Directors (the “Board”) declared a fourth quarter distribution of $0.36 per share on the Company's common shares. The cash distribution was paid on January 22, 2021 to all holders of record of common shares as of January 15, 2021. Since its IPO in 2006, CODI has paid a cumulative distribution of $20.3952 per common share.

The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, October 30, 2020, up to, but excluding, January 30, 2021. The distribution for such period was payable on January 30, 2021 to all holders of record of Series A Preferred Shares as of January 15, 2021. The payment occurred on February 1, 2021, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, October 30, 2020, up to, but excluding, January 30, 2021. The distribution for such period was payable on January 30, 2021 to all holders of record of Series B Preferred Shares as of January 15, 2021. The payment occurred on February 1, 2021, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, October 30, 2020, up to, but excluding, January 30, 2021. The distribution for such period was payable on January 30, 2021 to all holders of record of Series C Preferred Shares as of January 15, 2021. The payment occurred on February 1, 2021, the next business day following the payment date.
Guidance Update
The Company expects its current subsidiaries to produce consolidated Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) in 2021 of between $305 million and $325 million. This estimate is based on the summation of our expectations for our current subsidiaries in 2021, absent additional acquisitions or divestitures, and excludes corporate expense such as interest expense, management fees and corporate overhead. In addition, our Payout Ratio (see "Note Regarding Use of Non-GAAP Financial Measures" below), defined as our prior year's annual distribution to common shareholders divided by our 2021 estimate for CAD, is anticipated to be between 80% and 70%.
Corporate Structure
The Company is exploring a change in its tax structure, including the possibility of electing to be taxed as a C corporation. The Company is evaluating the costs and benefits of such a change, as well as the implications of current and future tax law, corporate law, and the potential impacts of such a change to the Company’s access to the capital markets, distribution policy, corporate debt ratings, cost of capital, amongst many other considerations. The Company expects to provide updates on this process as appropriate.
Conference Call
Management will host a conference call on Wednesday, February 24, 2021 at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (833) 900-1532 and the dial-in number for international callers is (236) 712-2273. The access code for all callers is 1291438. A live webcast will also be available on the Company's website at https://www.compassdiversified.com.
A replay of the call will be available through March 3, 2021. To access the replay, please dial (800) 585-8367 in the U.S. and (416) 621-4642 outside the U.S., and then enter the access code 1291438.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted EBITDA. We believe that

Adjusted EBITDA provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss), Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. This presentation also allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. We believe Adjusted EBITDA is also useful in measuring our ability to service debt and other payment obligations.
CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) and Cash Flow from Operating Activities on the attached schedules. We consider Net Income (Loss) and Cash Flow from Operating Activities to be the most directly comparable GAAP financial measures to CAD.
CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. We believe that CAD provides investors additional information to enable them to evaluate our performance and ability to make anticipated quarterly distributions.
Payout Ratio is a non-GAAP measure defined as our prior year's annual distribution to common shareholders divided by our CAD. We believe the Payout Ratio provides investors additional information to enable them to evaluate our performance and our ability to sustain quarterly distributions.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2021 Adjusted EBITDA or 2021 Payout Ratio (which requires an estimate of 2021 CAD) to their comparable GAAP measure because we do not provide guidance on Net Income (Loss), Cash Flow Provided by Operating Activities or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results. Accordingly, undue reliance should not be placed on these estimates.
None of Adjusted EBITDA, CAD nor Payout Ratio is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified (“CODI”)
CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market. For more information, visit compassdiversified.com.
Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability.
Our ten majority-owned subsidiaries are engaged in the following lines of business:
•The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);
•The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);
•The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);
•The design and marketing of dial-based fit systems that deliver performance fit across footwear, headwear and medical bracing products (BOA Technology);
•The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);
•The design and manufacture of premium home and gun safes (Liberty Safe);
•The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);
•The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and
•The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations, financial condition and cash flows for the full year of 2021, our 2021 Total Adjusted EBITDA, 2021 Payout Ratio and 2021 CAD and our ability to meet existing obligations as well as other statements with regard to the future performance of CODI. We may use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Forward-looking statements involve risks and uncertainties, including, but not limited to, changes in the economy, financial markets and political environment, including the impact, in the near, medium and long-term, of the COVID-19 pandemic or social or political unrest on our business, results of operations, financial position, liquidity, cash flows or ability to make distributions; our business prospects and the prospects of our portfolio companies; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism and natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); the impact of investments that we make or expect to make; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our portfolio companies to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; whether a change in tax structure will be made, and if made, the timing, terms or benefits of such change; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Compass Diversified Holdings
Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Net sales	$474,778	$386,999	$1,560,757	$1,450,253
Cost of sales	302,672	246,209	997,976	930,810
Gross profit	172,106	140,790	562,781	519,443
Operating expenses:
Selling, general and administrative expense	110,414	91,445	371,264	335,181
Management fees	11,313	8,678	34,749	37,030
Amortization expense	18,429	13,523	61,935	54,155
Impairment expense	—	(500)	—	32,881
Operating income	31,950	27,644	94,833	60,196
Other income (expense):
Interest expense, net	(13,646)	(9,792)	(45,768)	(58,216)
Amortization of debt issuance costs	(659)	(689)	(2,454)	(3,314)
Loss on paydown of debt	—	(7,281)	—	(12,319)
Loss on sale of Tilray securities	—	—	—	(10,193)
Other expense, net	(448)	(972)	(2,620)	(2,185)
Income (loss) from continuing operations before income taxes	17,197	8,910	43,991	(26,031)
Provision for income taxes	8,417	4,367	16,894	14,742
Income (loss) from continuing operations	8,780	4,543	27,097	(40,773)
Income from discontinued operations, net of income tax	—	—	—	16,901
Gain on sale of discontinued operations	—	810	100	331,013
Net income	8,780	5,353	27,197	307,141
Less: Income from continuing operations attributable to noncontrolling interest	414	1,545	4,417	5,542
Less: Loss from discontinued operations attributable to noncontrolling interest	—	—	—	(266)
Net income attributable to Holdings	$8,366	$3,808	$22,780	$301,865

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.06)	$(0.79)	$(0.34)	$(2.17)
Discontinued operations	—	0.01	—	5.81
	$(0.06)	$(0.78)	$(0.34)	$3.64

Basic weighted average number of common shares outstanding	64,900	59,900	63,151	59,900

Cash distributions declared per Trust common share	$0.36	$0.36	$1.44	$1.44

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019

Net Sales	$474,778	$386,999	$1,560,757	$1,450,253
Acquisitions (1)	3,913	44,977	103,587	172,800
Pro Forma Net Sales	$478,691	$431,976	$1,664,344	$1,623,053

(1) Acquisitions reflects the net sales for Marucci Sports and Boa on a pro forma basis as if we had acquired this business on January 1, 2019.

Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019

Branded Consumer
5.11	$119,284	$109,667	$401,106	$388,645
BOA (1)	29,193	28,440	106,365	106,276
Ergobaby	15,557	21,253	74,728	89,995
Liberty	32,516	28,598	113,115	96,164
Marucci Sports (1)	18,633	16,537	65,942	66,524
Velocity Outdoor	67,756	40,449	215,996	147,842
Total Branded Consumer	$282,939	$244,944	$977,252	$895,446

Niche Industrial
Advanced Circuits	$20,652	$23,386	$88,075	$90,791
Arnold Magnetics	22,543	29,544	98,990	119,948
Foam Fabricators	40,708	27,790	130,046	121,424
Sterno	111,849	106,312	369,981	395,444
Total Niche Industrial	$195,752	$187,032	$687,092	$727,607

Total Subsidiary Net Sales	$478,691	$431,976	$1,664,344	$1,623,053

(1) Net sales for Marucci Sports and BOA are pro forma as if we had acquired this business on January 1, 2019.

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash Flow Available for Distribution and Reinvestment
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019
Net income	$8,780	$5,353	$27,197	$307,141
Income from discontinued operations, net of income tax	—	—	—	16,901
Gain on sale of discontinued operations	—	810	100	331,013
Income (loss) from continuing operations	$8,780	$4,543	$27,097	$(40,773)
Provision for income taxes	8,417	4,367	16,894	14,742
Income (loss) from continuing operations before income taxes	$17,197	$8,910	$43,991	$(26,031)
Other expense, net	(448)	(8,253)	(2,620)	(14,504)
Amortization of debt issuance costs	(659)	(689)	(2,454)	(3,314)
Loss on sale of Tilray securities	—	—	—	(10,193)
Interest expense, net	(13,646)	(9,792)	(45,768)	(58,216)
Operating income	$31,950	$27,644	$94,833	$60,196
Adjusted For:
Depreciation	9,262	8,526	34,954	33,153
Amortization	19,912	13,523	67,798	54,155
Noncontrolling shareholder compensation	2,879	1,789	8,995	6,054
Acquisition expenses	2,517	—	4,832	—
Integration services fees	1,625	—	2,125	281
Management fees	11,313	8,678	34,749	37,030
Impairment expense	—	(500)	—	32,881
Earnout provision adjustment	—	2,022	—	2,022
Other	325	—	922	324
Adjusted EBITDA	$79,783	$61,682	$249,208	$226,096
Interest at Corporate, net of unused fee (1)	(13,491)	(9,281)	(44,604)	(52,417)
Swap payment	—	—	—	(675)
Management fees	(11,313)	(8,678)	(34,749)	(37,030)
Capital expenditures (maintenance)	(6,717)	(7,244)	(17,084)	(18,510)
Current tax expense (cash taxes) (2)	(5,846)	(2,706)	(17,675)	(15,288)
Preferred share distributions	(6,045)	(3,781)	(23,678)	(15,125)
Discontinued operations	—	—	—	16,987
Miscellaneous items	(378)	—	(772)	—
Cash Flow Available for Distribution and Reinvestment ("CAD")	$35,993	$29,992	$110,646	$104,038

(1)	Interest expense at Corporate reflects consolidated interest expense less non-cash components such as, unrealized gains and losses on our swap and original issue discount amortization. We include the cash component of our swap payment above in our reconciliation to CAD.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations.

Compass Diversified Holdings
Adjusted EBITDA
(Unaudited)
Year ended December 31, 2020
	Corporate	5.11	BOA	Ergobaby	Liberty	Marucci Sports	Velocity Outdoor	ACI	Arnold	Foam Fabricators	Sterno	Consolidated
Net income (loss)	$(19,065)	$12,356	$(2,640)	$725	$9,902	$(4,785)	$11,161	$13,170	$(3,539)	$6,092	$3,820	$27,197
Adjusted for:
Provision (benefit) for income taxes	—	1,808	(535)	2,033	3,288	(1,390)	3,560	3,431	(198)	2,554	2,343	16,894
Interest expense, net	45,610	19	—	—	—	7	131	—	—	—	1	45,768
Intercompany interest	(70,449)	14,085	2,043	2,405	3,548	1,843	8,915	5,778	5,730	7,084	19,018	—
Depreciation and amortization	399	21,483	5,589	8,199	1,742	10,203	12,781	2,773	6,805	12,722	22,510	105,206
EBITDA	(43,505)	49,751	4,457	13,362	18,480	5,878	36,548	25,152	8,798	28,452	47,692	195,065
Gain on sale of business	(100)	—	—	—	—	—	—	—	—	—	—	(100)
Other (income) expense	—	1,420	39	—	7	(42)	931	154	9	(38)	140	2,620
Non-controlling shareholder compensation	—	2,489	469	1,156	29	634	1,549	495	(20)	1,028	1,166	8,995
Acquisition expenses	—	—	2,517	—	—	2,042	—	—	—	273	—	4,832
Integration services fee	—	—	1,125	—	—	1,000	—	—	—	—	—	2,125
Other	324	—	—	598	—	—	—	—	—	—	—	922
Management fees	29,402	1,000	250	500	500	347	500	500	500	750	500	34,749
Adjusted EBITDA	$(13,879)	$54,660	$8,857	$15,616	$19,016	$9,859	$39,528	$26,301	$9,287	$30,465	$49,498	$249,208

Compass Diversified Holdings
Adjusted EBITDA
(Unaudited)
Year ended December 31, 2019
	Corporate	5.11	Ergobaby	Liberty	Velocity Outdoor	ACI	Arnold	Foam Fabricators	Sterno	Consolidated
Net income (loss) (1)	$282,240	$2,059	$4,793	$3,130	$(36,982)	$14,970	$700	$2,883	$16,447	$290,240
Adjusted for:
Provision (benefit) for income taxes	—	2,520	2,250	932	(2,782)	3,896	1,280	1,258	5,388	14,742
Interest expense, net	57,980	(24)	17	—	242	(2)	(1)	—	4	58,216
Intercompany interest	(80,556)	17,567	3,325	4,364	11,194	6,543	6,295	8,635	22,633	—
Loss on debt extinguishment	12,319	—	—	—	—	—	—	—	—	12,319
Depreciation and amortization	1,598	21,540	8,561	1,667	13,222	2,551	6,545	12,452	22,486	90,622
EBITDA	273,581	43,662	18,946	10,093	(15,106)	27,958	14,819	25,228	66,958	466,139
Gain on sale of business	(331,013)	—	—	—	—	—	—	—	—	(331,013)
(Gain) loss on sale of fixed assets	92	(122)	(11)	16	952	122	1	1,247	(112)	2,185
Non-controlling shareholder compensation	—	2,360	828	(8)	322	288	56	1,025	1,183	6,054
Impairment expense	—	—	—	—	32,881	—	—	—	—	32,881
Inventory adjustment	—	—	—	—	—	—	—	281	—	281
Adjustment to earnout provision	—	—	—	—	2,022	—	—	—	—	2,022
(Gain) loss on foreign currency transaction and other	10,193	—	—	—	—	—	—	—	—	10,193
Integration services fee	—	—	—	266	—	58	—	—	—	324
Management fees	32,280	1,000	500	500	500	500	500	750	500	37,030
Adjusted EBITDA	$(14,867)	$46,900	$20,263	$10,867	$21,571	$28,926	$15,376	$28,531	$68,529	$226,096

Compass Diversified Holdings
Adjusted EBITDA
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019

Branded Consumer
5.11	$18,336	$15,290	$54,660	$46,900
BOA (1)	8,857	—	8,857	—
Ergobaby	1,823	3,574	15,616	20,263
Liberty	5,105	3,243	19,016	10,867
Marucci Sports (2)	5,244	—	9,859	—
Velocity Outdoor	14,489	5,607	39,528	21,571
Total Branded Consumer	$53,854	$27,714	$147,536	$99,601

Niche Industrial
Advanced Circuits	$5,414	$7,521	$26,301	$28,926
Arnold Magnetics	1,314	3,766	9,287	15,376
Foam Fabricators	8,454	5,856	30,465	28,531
Sterno	14,654	22,010	49,498	68,529
Total Niche Industrial	$29,836	$39,153	$115,551	$141,362
Corporate expense (3)	(3,907)	(5,185)	(13,879)	(14,867)
Total Adjusted EBITDA	$79,783	$61,682	$249,208	$226,096

(1)	The above results for BOA does not include management's estimate of Adjusted EBITDA, before our ownership, of $0.3 million and $24.5 million, respectively, for the three months and twelve months ended December 31, 2020, and $7.1 million and $30.2 million, respectively, for the three and twelve months ended December 31, 2019. BOA was acquired on October 16, 2020.

(2)	The above results for Marucci Sports does not include management's estimate of Adjusted EBITDA, before our ownership, of $3.9 million for the twelve months ended December 31, 2020, and $3.2 million and $14.2 million, respectively, for the three and twelve months ended December 31, 2019. Marucci Sports was acquired on April 20, 2020.

(3)	Please refer to the recently filed Form 10-K for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings
Summarized Statement of Cash Flows
(unaudited)

	Twelve months ended December 31,
(in thousands)	2020	2019
Net cash provided by operating activities	$148,625	$84,562
Net cash (used in) provided by investing activities	(700,834)	743,126
Net cash provided by (used in) financing activities	521,725	(779,522)
Effect of foreign currency on cash	914	(1,178)
Net increase (decrease) in cash and cash equivalents	(29,570)	46,988
Cash and cash equivalents — beginning of period (1)	100,314	53,326
Cash and cash equivalents — end of period	$70,744	$100,314

(1) Includes cash from discontinued operations of $4.6 million at January 1, 2019.

Compass Diversified Holdings
Consolidated Table of Cash Flow Available for Distribution and Reinvestment
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$8,780	$5,353	$27,197	$307,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,174	22,049	102,752	100,462
Gain on sale of business	—	(810)	(100)	(331,013)
Impairment expense	—	(500)	—	32,881
Amortization of debt issuance costs and premium/ discount	576	751	2,232	3,773
Unrealized loss on interest rate hedge	—	14	—	3,500
Noncontrolling stockholder charges	2,879	1,789	8,995	7,993
Provision for reserves	(1,565)	770	2,809	3,556
Other	396	8,478	2,172	14,438
Deferred taxes	2,571	1,662	(781)	(12,876)
Changes in operating assets and liabilities	(7,058)	13,423	3,349	(45,293)
Net cash provided by operating activities	35,753	52,979	148,625	84,562
Plus:
Unused fee on revolving credit facility	238	458	1,386	1,851
Successful acquisition costs	2,517	—	4,832	596
Integration services fee (1)	1,625	—	2,125	281
Realized loss from foreign currency effect (2)	—	—	—	363
Changes in operating assets and liabilities	7,058	—	—	45,293
Loss on sale of Tilray securities	—	—	—	10,193
Earnout provision adjustment	—	2,022	—	2,022
Less:
Maintenance capital expenditures (3)	6,718	7,245	17,084	22,005
Payment of interest rate swap	—	—	—	675
Changes in operating assets and liabilities	—	13,423	3,349	—
Preferred share distributions	6,045	3,781	23,678	15,125
Other (4)	(1,565)	1,018	2,211	3,318
CAD	$35,993	$29,992	$110,646	$104,038

Distribution paid in April 2020/ 2019	$—	$—	$21,564	$21,564
Distribution paid in July 2020/ 2019	—	—	23,364	21,564
Distribution paid in October 2020/ 2019	—	—	23,364	21,564
Distribution paid in January 2021/ 2020	23,364	21,564	23,364	21,564
	$23,364	$21,564	$91,656	$86,256

(1)     Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.
(2)     Reflects the foreign currency transaction gain/ loss resulting from the Canadian dollar intercompany loans issued to Manitoba Harvest.
(3)    Represents maintenance capital expenditures that were funded from operating cash flow, net of proceeds from the sale of property, plant and equipment, and excludes growth capital expenditures of approximately $4.0 million and $5.7 million, respectively, for the three months ended December 31, 2020 and 2019, and $13.7 million and $16.4 million, respectively, for the twelve months ended December 31, 2020 and 2019.
(4)    Represents the effect on earnings of reserves for inventory and accounts receivable.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019
Branded Consumer
5.11	$365	$696	$1,262	$2,243
Boa	794	—	794	—
Ergobaby	108	22	482	605
Liberty	266	(186)	704	534
Marucci Sports	629	—	849	—
Velocity Outdoor	1,108	803	3,851	2,899
Total Branded Consumer	$3,270	$1,335	$7,942	$6,281

Niche Industrial
Advanced Circuits	$240	$3,663	$594	$4,790
Arnold Magnetics	2,123	988	4,884	3,862
Foam Fabricators	769	359	2,287	1,746
Sterno Group	316	899	1,377	1,831
Total Niche Industrial	$3,448	$5,909	$9,142	$12,229

Total maintenance capital expenditures	$6,718	$7,244	$17,084	$18,510

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
(in thousands)
Assets
Current assets
Cash and cash equivalents	$70,744	$100,314
Accounts receivable, net	232,507	191,405
Inventories	363,373	317,306
Prepaid expenses and other current assets	41,743	35,247
Total current assets	708,367	644,272
Property, plant and equipment, net	172,669	146,428
Goodwill and intangible assets, net	1,603,168	1,000,465
Other non-current assets	114,314	100,727
Total assets	$2,598,518	$1,891,892

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$253,798	$178,857
Due to related party	10,238	8,049
Current portion, long-term debt	—	—
Other current liabilities	30,679	22,573
Total current liabilities	294,715	209,479
Deferred income taxes	83,541	33,039
Long-term debt	899,460	394,445
Other non-current liabilities	100,654	89,054
Total liabilities	1,378,370	726,017
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,100,024	1,115,327
Noncontrolling interest	120,124	50,548
Total stockholders' equity	1,220,148	1,165,875
Total liabilities and stockholders’ equity	$2,598,518	$1,891,892